8 29 2017 Exhibit 10.3 IBM Executive Sign-on Payment Repayment Agreement This form must be completed in order to receive your Sign-On Payment. Employee Name ANNE ROBINSON Date of Hire TBD E-Mail Address XXXXXXX@XXX.com Phone (XXX)XXX-XXXX Resident Location New York, NY Work Location Armonk, NY U.S. Prior to receiving any payment, I understand and agree to the following terms: Ÿ I am eligible to receive a sign-on payment in the total amount of $750,000. The payment will be made as identified in the schedule below. Ÿ The payment is earned on the earned date identified in the schedule below. Ÿ If my employment with IBM ends within one year after the date of hire, I will repay to IBM the sign- on payment. Ÿ However, in the event that my employment with IBM is terminated due to death or disability, or by IBM without Cause (as defined below) within the first year of my employment, the repayment requirements mentioned above will not apply. Ÿ If the obligation to repay the sign-on payment arises in the same tax year as the payment date of the sign-on payment, I shall be required to repay IBM the net amount of the sign-on payment after taxes and other withholding. If the obligation to repay the sign-on payment arises in or is not satisfied until a tax year after the year of the payment date of the sign-on payment, I shall be required to repay the gross amount of such sign-on payment. Ÿ If I take a leave of absence from working for IBM on an active, full-time basis before the payment earned date or during the repayment period, the payment earned date and my obligation to repay the payment will be extended for the period of the leave of absence. Ÿ Similarly, if I convert to part-time employment status from active, full-time employment at IBM before the payment earned date or during the repayment period, the payment earned date and my obligation to repay the payment will be extended for the period of time represented by the difference between one year’s active, full-time employment and the hours worked on my part-time employment schedule. “Cause” means: (i) embezzlement, misappropriation of corporate funds or other material acts of dishonesty; (ii) conviction of any (non-vehicular) felony or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any (non-vehicular) felony or misdemeanor; (iii) engagement in any activity that you know or should know could materially harm the business or reputation of the Company if the activity is not cured to the Company’s satisfaction within a reasonable period after you are provided with notice of the breach (no cure period is required if the breach cannot be cured); (iv) material failure to adhere to the Company’s written corporate codes, policies or procedures; (v) a material breach of any covenant in any employment agreement or any intellectual property agreement, or a material breach of any other provision of your employment agreement, in either case if the breach is not cured to the Company’s satisfaction within a reasonable period after you are provided with notice of the breach (no cure period is required if the breach cannot be cured); (vi) failure by you to perform your material duties or follow lawful management direction, which failure is not cured to the Company’s satisfaction with a reasonable period of time after a written demand for substantial performance is delivered to you (no cure period is required if the failure to perform cannot be cured); (vii) material violation of any statutory, contractual or common law duty or obligation to the Company, including, without limitation, the duty of loyalty; or (viii) rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudiciall to or in conflict with the interests of the Company; provided, however, that the mere failure to achieve performance objectives shall not constitute Cause.

8 29 2017 IBM Executive Sign-on Payment Repayment Agreement I acknowledge and agree, to the extent permitted by law and following written notice and accounting of such, I also authorize IBM to deduct any unearned sign-on payment, less any tax withholdings, owed to IBM from any funds IBM may owe me at the time of my departure, such as wages, commissions, vacation, or bonus payments. If, after IBM has deducted the amount from funds owed to me at the time of my departure, a balance owed to IBM remains, I shall repay the balance to IBM. This Sign-on Payment Repayment Agreement does not constitute a contract of employment or create or grant any right to continued employment with IBM for any period of time. My employment remains “at will” and may end at any time by IBM or me. Payment Amount Payment Date Payment Earned Date $750,000.00 Within 2 months of hire 1 year from date of hire Employee Signature /s/ Anne Robinson